AMENDMENTS TO THE
                      DATAKEY, INC. 1987 STOCK OPTION PLAN



ADOPTED BY BOARD OF DIRECTORS ON JULY 1, 1995:

1. A new sentence shall be added at the end of subsection (e) of Section 1 Definitions to read as follows:

                  "For purposes of Section 19, the "Optionee" is a Non-Employee Director to whom a nonqualified option has been granted."

2. A new subsection (h) shall be added to Section 1 Definitions to read as follows:

                  "(h) 'Non-Employee Directors' shall mean members of the Board who are not employees of the Company or any Subsidiary."

3. Section 17 Amendment of the Plan shall be amended to add a new sentence at the end of such Section 17 as follows:

                  "In addition to and notwithstanding the foregoing, the provisions of Section 19 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder."

4. A new Section 19 Granting of Options to Non-Employee Directors shall be added to read as follows:

                                  "SECTION 19.

                  GRANTING OF OPTIONS TO NON-EMPLOYEE DIRECTORS

         (a) Upon Joining Board. Each Non-Employee Director of the Company who, on or after July 1, 1995, the date of approval of this Section 19 by the Board, is initially elected as a director, shall, as of the date of such election, automatically be granted an option to purchase 15,000 shares of the Common Stock at an option price per share equal to 100% of the fair market value of the Common Stock on such date. Options granted pursuant to this subsection (a) shall be immediately exercisable to the extent of 3,000 shares subject to such option and to the extent of an additional 3,000 shares on each of the first, second, third and fourth anniversaries of the date of grant; provided, however, that options granted before approval by the Company's shareholders of an amendment to the Company's 1987 Stock Option Plan adding this
         Section 19 to the Plan shall not be exercisable before such approval.

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         (b) Upon Re-election to Board. Each  Non-Employee  Director who, on and after July 1, 1995, the date of approval of this Section 19 by the Board, is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an option to purchase 2,500 shares of the Common Stock at an option price per share equal to 100% of the fair market value of the Common Stock on the date of such re-election or shareholder meeting. Options granted pursuant to this subsection (b) shall be immediately exercisable in full.

         (c) General. No director shall receive more than one option pursuant to subsection (b) of this Section 19 in any one fiscal year. All options granted pursuant to this Section 19 shall be designated as nonqualified options and shall be subject to the same terms and provisions as are then in effect with respect to granting of nonqualified options to officers and employees of the Company except that the option shall expire on the earlier of (i) three months after the Optionee ceases to be a director (except by death) and (ii) ten (10) years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this Section 19 may be exercised at any time within six months of the death of such Non-Employee Director or on the date on which the option, by its terms expires, whichever is earlier."



ADOPTED BY BOARD OF DIRECTORS ON MARCH 19, 1996:


         Increase of Shares Reserved Under 1987 Stock Option Plan

                  RESOLVED, that, subject to shareholder approval which shall be requested at the Annual Meeting, the number of shares reserved for issuance pursuant to the Company's 1987 Stock Option Plan be and hereby is increased from 550,000 to 800,000 shares.


AMENDMENTS APPROVED BY SHAREHOLDERS ON JUNE 5, 1996


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